UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2007

Virgin Media Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue Suite 2863 New York, New York 10022 (Address of principal executive offices) (Zip Code)

(212) 906-8440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (b): Resignation of Charles K. Gallagher

On December 18, 2007, Virgin Media Inc. (the “Company”) issued a press release announcing Charles K. Gallagher’s resignation from the Company’s board of directors and as chairman of the Company’s audit committee. Mr. Gallagher will join the Company’s management team as Senior Vice President — Finance.

A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated by reference.

Item 5.02 (e): Extension of Jacques Kerrest’s Employment Agreement

On December 18, 2007, Virgin Media Inc. entered into an agreement with Jacques Kerrest, the Company’s Chief Financial Officer, to extend his employment with the Company (the “Extension Agreement”).  On December 31, 2006, Mr. Kerrest’s employment agreement dated as of September 20, 2004 (the “Employment Agreement”) expired, and, since that time, Mr. Kerrest has been receiving compensation and employee benefits consistent with the terms of the expired agreement.

Among other changes, the Extension Agreement extends the term of the Employment Agreement to December 31, 2008, assigns the Employment Agreement to Virgin Media Inc., acknowledges his annual base salary as £339,900 and expands the non-competition covenants in his agreement to cover mobile telephone communications networks. The Extension Agreement also indemnifies Mr. Kerrest in the event that he is subject to excise taxes under the U.S. Internal Revenue Code in connection with payments made to him in connection with a change of control of the Company. Upon termination of his employment (other than for cause) by the Company on or after March 31, 2008, Mr. Kerrest will be entitled to receive a lump-sum severance payment (the “Severance Payment Amount”) equal to fifteen months of his annual base salary. Mr. Kerrest will also receive such Severance Payment Amount if he resigns on or after March 1, 2008. In addition, Mr. Kerrest will be entitled to the earned but unpaid portion of the annual bonus and 2006/2008 Long Term Incentive Plan payment and the accelerated vesting of 100,000 of his options on the termination date.

Our annual proxy filed with the Securities and Exchange Commission on April 13, 2007 includes a description of the Employment Agreement.

The foregoing summary of the Extension Agreement is qualified in its entirety by reference to the full text of the Extension Agreement, which is attached as Exhibit 10.1 and incorporated by reference.

Item 8.01.  Other Events.

Mr. George R. Zoffinger has been appointed as audit committee chairman to replace Mr. Gallagher and Mr. Edwin M. Banks has joined the audit committee.

Mr. Jeffrey D. Benjamin has joined the Company’s compensation committee.

Item 9.01.  Financial Statements and Exhibits.

                d) Exhibits

10.1                           Extension Agreement, dated as of December 18, 2007, between Virgin Media Inc. and Jacques Kerrest.

99.1                           Press release dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2007

VIRGIN MEDIA INC.

By:	/s/ Bryan H. Hall
Name:	Bryan H. Hall
Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Extension Agreement, dated as of December 18, 2007, between Virgin Media Inc. and Jacques Kerrest.
99.1	Press release dated December 18, 2007.